Exhibit 99.2

Diodes Incorporated Announces Pricing of
Private Placement of Convertible Senior Notes

PLANO, Texas - August 14, 2026 -- Diodes Incorporated (“Diodes”) (Nasdaq: DIOD), today announced the pricing of $325 million aggregate principal amount of 0.00% Convertible Senior Notes due 2031 (the “notes”) in a private placement (the “offering”) only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Diodes has also granted the initial purchasers of the notes an option to purchase, during a 13-day period beginning on, and including, the date on which the notes are first issued, up to an additional $50 million aggregate principal amount of the notes. The sale of the notes to the initial purchasers is expected to close on August 18, 2026, subject to customary closing conditions.

Diodes estimates that the net proceeds from the offering will be approximately $315.9 million (or approximately $364.6 million if the initial purchasers exercise their option to purchase additional notes in full) after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by Diodes. Diodes expects to use the net proceeds from the offering to pay the approximately $19.0 million cost of the capped call transactions described below, to pay $35.0 million to repurchase approximately 0.36 million shares of its common stock concurrently with the pricing of the offering in privately negotiated transactions effected with or through one of the initial purchasers or one or more of its affiliates. Diodes expects to use the remainder of the net proceeds of the offering for general corporate purposes, including potential future acquisitions.

If the initial purchasers exercise their option to purchase additional notes, then Diodes intends to use a portion of the additional net proceeds to fund the cost of entering into additional capped call transactions, as described below, and the remainder for general corporate purposes, including potential future acquisitions.

The notes will be general senior unsecured obligations of Diodes and will not bear regular interest and the principal amount of the notes will not accrete. The notes will mature on August 15, 2031, unless earlier converted, redeemed or repurchased.

The notes will be convertible at the option of the holders in certain circumstances. Upon conversion, Diodes will pay cash up to the aggregate principal amount of the notes to be converted and pay or deliver, as the case may be, cash, shares of Diodes’ common stock or a combination of cash and shares of Diodes’ common stock, at Diodes’ election, in respect of the remainder, if any, of Diodes’ conversion obligation in excess of the aggregate principal amount of the notes being converted.

The conversion rate will initially be 6.8594 shares of Diodes’ common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $145.79 per share of Diodes’ common stock). The initial conversion price represents a premium of approximately 50.0% over the last reported sale price of $97.19 per share of Diodes’ common stock on August 13, 2026. The conversion rate will be subject to adjustment in some events but will not be adjusted for any accrued and unpaid special interest. In addition, following certain corporate events that occur prior to the maturity date or if Diodes delivers a notice of redemption, it will, in certain circumstances, increase the conversion rate for a holder who elects to convert its notes in connection with such a corporate event or convert its notes called (or deemed called) for redemption during the related redemption period, as the case may be.

Diodes may not redeem the notes prior to August 20, 2029. Diodes may redeem for cash all or any portion of the notes (subject to certain limitations), at its option, on a redemption date on or after August 20, 2029 and before the 31st scheduled trading day immediately prior to the maturity date if the last reported sale price of Diodes’ common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period (including the last trading day of such period) ending on, and including, the trading day immediately preceding the date on which Diodes provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid special interest, if any, to, but excluding, the redemption date.

If Diodes undergoes a “fundamental change” (as defined in the indenture that will govern the notes) then, subject to certain conditions and exceptions, holders may require Diodes to repurchase for cash all or any portion of their notes at a fundamental change repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the fundamental change repurchase date.

In connection with the pricing of the notes, Diodes entered into privately negotiated capped call transactions with certain of the initial purchasers or affiliates thereof and other financial institutions (the “option counterparties”). The capped call transactions cover, subject to customary adjustments substantially similar to those applicable to the notes, the number of shares of Diodes’ common stock initially underlying the notes. The capped call transactions are expected generally to reduce the potential dilution to Diodes’ common stock upon any conversion of notes and/or offset any cash payments Diodes is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap.

The cap price of the capped call transactions relating to the notes will initially be $194.38, which represents a premium of 100% over the last reported sale price of Diodes’ common stock on the Nasdaq Global Select Market on August 13, 2026, and is subject to certain adjustments under the terms of the capped call transactions.

In connection with establishing their initial hedges of the capped call transactions, Diodes expects that the option counterparties or their respective affiliates will purchase shares of Diodes’ common stock and/or enter into various derivative transactions with respect to Diodes’ common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Diodes’ common stock or the notes at that time.

In addition, Diodes expects that the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Diodes’ common stock and/or purchasing or selling Diodes’ common stock or other securities of Diodes in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during any observation period related to a conversion of notes or, to the extent Diodes exercises its related termination right under the capped call transactions, following any repurchase or redemption of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Diodes’ common stock or the notes which could affect the ability of a holder of notes to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, this could affect the number of shares, if any, and value of the consideration that a holder of notes will receive upon conversion of its notes.

Diodes expects to use $35.0 million of the net proceeds from the offering to repurchase approximately 0.36 million shares of its common stock concurrently with the pricing of the offering in privately negotiated transactions effected with or through one of the initial purchasers or its affiliate. The purchase price in such transactions will be $97.19 per share, which is the last reported sale price of our common stock on the Nasdaq Global Select Market on August 13, 2026.

The notes were only offered to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A promulgated under the Securities Act by means of a private offering memorandum. The notes and any shares of Diodes’ common stock issuable upon conversion of the notes have not been and will not be registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction, and unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any of these securities nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to the registration or qualification thereof under the securities laws of any such state or jurisdiction.

About Diodes Incorporated

Diodes Incorporated (Nasdaq: DIOD), delivers high-quality semiconductor products to the world’s leading companies in the automotive, industrial, computing, consumer electronics, and communications markets. We leverage our expanded product portfolio of analog and power solutions combined with a flexible hybrid manufacturing model to meet customers’ needs. Our broad range of application-specific products, delivered through a total solutions sales approach and supported by global operations including engineering, testing, manufacturing, and customer service, enable us to be a premier provider for high-growth markets.

Cautions Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, forward-looking statements may be identified by terminology such as “believe,” “may,” “will,” “should,” “predict,” “goal,” “strategy,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “seek” and similar expressions and variations thereof. These words are intended to identify forward-looking statements. Forward-looking statements in this press release include statements regarding the anticipated benefits of the proposed offering of the notes, the expected use of proceeds, the capped call transactions, the concurrent repurchase of shares of our common stock and our business, prospects and market growth opportunities. These forward-looking statements are based on Diodes' current expectations and assumptions and involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially from those expressed or implied. Such factors include, but are not limited to: the failure to close the contemplated transaction with respect to the issuance of the notes; market conditions affecting the pricing and completion of the offering of the notes; the impact of the capped call transactions and concurrent share repurchases on the market price of our common stock and the notes; competitive market conditions; changes in demand for semiconductor products; macroeconomic conditions; and other risks described in Diodes' filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Diodes undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date of this press release.

The Diodes logo is a registered trademark of Diodes Incorporated in the United States and other countries.

© 2026 Diodes Incorporated. All Rights Reserved.

Company Contact:

Diodes Incorporated

Gurmeet Dhaliwal

Vice President, Corporate Marketing & Investor Relations

P: 408-232-9003

E: Gurmeet_Dhaliwal@diodes.com

Investor Relations Contact:

Shelton Group

Leanne K. Sievers

President, Investor Relations

E: lsievers@sheltongroup.com